                                                                Exhibit 99(c)

                            STOCK PURCHASE AGREEMENT

                                  by and among

                                   QMS, INC.,

                           MINOLTA INVESTMENTS COMPANY

                                       and

                                MINOLTA CO., LTD.







                            Dated as of June 7, 1999


                                TABLE OF CONTENTS

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1.       AGREEMENT TO SELL AND PURCHASE.................................................................1

         1.1      Sale and Purchase.....................................................................1

2.       CLOSING, DELIVERY AND PAYMENT..................................................................2

         2.1      Closing...............................................................................2

         2.2      Delivery..............................................................................2

         2.3      Company Board Representation..........................................................2

3.       TENDER OFFER...................................................................................2

         3.1      The Offer.............................................................................2

         3.2      Company Actions.......................................................................3

         3.3      SEC Documents.........................................................................4

         3.4      Company Board Representation; Section 14(f)...........................................5

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................6

         4.1      Organization..........................................................................6

         4.2      Capitalization; Voting Rights.........................................................6

         4.3      Authorization; Binding Obligations....................................................7

         4.4      SEC Reports; Financial Statements.....................................................7

         4.5      No Undisclosed Liabilities............................................................8

         4.6      Absence of Changes....................................................................8

         4.7      Schedule 14D-9; Offer Documents.......................................................8

         4.8      Consents and Approvals................................................................9

         4.9      No Default............................................................................9

         4.10     Rights to Property....................................................................9

         4.11     Litigation...........................................................................10

         4.12     Compliance with Applicable Law.......................................................10

         4.13     Employee Plans.......................................................................11

         4.14     Labor Matters........................................................................13

         4.15     Environmental Matters................................................................14

         4.16     Tax Matters..........................................................................16

         4.17     Absence of Questionable Payments.....................................................17

         4.18     Material Contracts...................................................................18

         4.19     Related Party Transactions...........................................................19
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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         4.20     Insurance............................................................................19

         4.21     Intellectual Property................................................................19

         4.22     Year 2000............................................................................20

         4.23     Customers and Suppliers..............................................................21

         4.24     Opinion of Financial Advisor.........................................................21

         4.25     Brokers..............................................................................21

         4.26     Product Liability; Product Warranty..................................................21

         4.27     Takeover Statute; Certificate of Incorporation.......................................21

         4.28     Amendment to the Rights Agreement....................................................22

         4.29     Offering of Company Shares...........................................................22

         4.30     No Misrepresentation.................................................................22

5.       REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER........................................22

         5.1      Organization.........................................................................22

         5.2      Authorization; Binding Obligation....................................................23

         5.3      Offer Documents......................................................................23

         5.4      Consents and Approvals; No Violations................................................23

         5.5      Investment Representations...........................................................24

         5.6      Financing............................................................................24

6.       COVENANTS.....................................................................................24

         6.1      Use of Proceeds......................................................................24

         6.2      Conduct of Business..................................................................24

         6.3      Access to Information................................................................26

         6.4      No Solicitation......................................................................27

         6.5      Certificate of Incorporation.........................................................28

         6.6      Company Name.........................................................................28

         6.7      Integration Committee................................................................28

         6.8      Strategic Meetings...................................................................29

         6.9      Governance...........................................................................29

         6.10     Indemnification of Directors.........................................................29

         6.11     Cross License Agreements.............................................................29

         6.12     Engine Sales and Purchase Agreement..................................................29

                                       ii


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                                TABLE OF CONTENTS
                                  (CONTINUED)

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         6.13     Employment Agreements................................................................29

         6.14     Registration Rights..................................................................30

7.       CONDITIONS TO CLOSING.........................................................................30

         7.1      Conditions to Purchaser's Obligations at the Closing.................................30

                  (a)      Representations and Warranties True; Performance of Obligations.............30

                  (b)      Consents, Permits and Waivers...............................................30

                  (c)      Certificates................................................................30

                  (d)      Acquisition of QMS Europe B.V. and QMS Australia Pty. Ltd...................30

                  (e)      Related Agreements..........................................................30

                  (f)      Foothill Credit Facility....................................................30

                  (g)      Listing on NYSE.............................................................30

                  (h)      Legal Opinion...............................................................31

                  (i)      Proceedings and Documents...................................................31

         7.2      Conditions to Obligations of the Company.............................................31

                  (a)      Representations and Warranties True.........................................31

                  (b)      Performance of Obligations..................................................31

                  (c)      Compliance Certificate......................................................31

                  (d)      Consents, Permits and Waivers...............................................31

                  (e)      Legal Opinion...............................................................31

8.       INDEMNIFICATION...............................................................................31

         8.1      Survival of Representations, Warranties and Covenants................................31

         8.2      Indemnification......................................................................32

         8.3      Indemnification Procedures...........................................................32

9.       MISCELLANEOUS.................................................................................33

         9.1      Definitions..........................................................................33

         9.2      Governing Law........................................................................35

         9.3      Jurisdiction; Service of Process.....................................................35

         9.4      Successors and Assigns...............................................................35

         9.5      Entire Agreement.....................................................................35

         9.6      Severability.........................................................................36

         9.7      Amendment and Waiver.................................................................36
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                                       iii

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                                TABLE OF CONTENTS
                                  (CONTINUED)

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         9.8      Delays or Omissions..................................................................36

         9.9      Notices..............................................................................36

         9.10     Expenses.............................................................................37

         9.11     Titles and Subtitles.................................................................38

         9.12     Counterparts.........................................................................38

         9.13     Pronouns.............................................................................38

         9.14     Currency.............................................................................38

         9.15     Publicity............................................................................38

         9.16     Confidentiality......................................................................38

                          INDEX OF ANNEXES AND EXHIBITS


           Conditions to the Offer                                Annex A

           Terms of Registration Rights                           Exhibit A

           Form of Legal Opinion of Hand                          Exhibit B
             Arendall LLC

           Form of Legal Opinion of Weil, Gotshal &               Exhibit C
             Manges LLP

                                    QMS, INC.

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of June 7, 1999, by and among QMS, INC., a Delaware corporation (the "Company"), MINOLTA INVESTMENTS COMPANY, a Delaware corporation (the "Purchaser"), and MINOLTA CO., LTD., a corporation organized under the laws of Japan (the "Parent").


                                    RECITALS


         WHEREAS, the Company and the Parent entered into a letter agreement, dated May 17, 1999 (the "Letter"), regarding future negotiations which may lead to (i) the issuance and sale by the Company to the Parent (or a wholly owned subsidiary of the Parent) of 2,130,000 Shares (the "Company Shares"), representing 19.9% of the outstanding Shares, (ii) a cash tender offer by the Parent (or one of its Affiliates) to purchase 5,440,000 Shares, which when added to the Company Shares, would constitute an aggregate of approximately 51% of the outstanding Shares on a fully-diluted basis, including the associated Rights (as hereinafter defined) and (iii) a term loan (the "Loan") in the aggregate original principal amount of $12,800,000 from the Parent (or one of its Affiliates) to the Company;

         WHEREAS, pursuant to the Letter, the Parent advanced to the Company an aggregate amount of $5,000,000 to be applied against certain amounts expected to be owed by the Parent to the Company with respect to ordinary commercial transactions between the Parent and the Company;

         WHEREAS, the Company and the Parent are, as of the date hereof, entering into a Loan Agreement (the "Loan Agreement"), pursuant to which the Purchaser shall provide to the Company the Loan;

         WHEREAS, the Company, the Purchaser and the Parent have approved this Agreement and the Company has authorized the sale and issuance of the Company Shares; and

         WHEREAS, certain capitalized terms used herein are defined in Section
9.1 hereof;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE.

         1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing (as hereinafter defined), the Company Shares at a purchase price (the "Purchase Price") of $5.75 per Share (for an aggregate purchase price of $12,247,500 or $5.75 multiplied by 2,130,000 Shares).

2.       CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING. The closing of the sale and purchase of the Company Shares under this Agreement (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 on June 7, 1999 or at such other date and time as the Company and the Purchaser may mutually agree in writing (such date is hereinafter referred to as the "Closing Date").

         2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, including the deliveries required by Article 7 hereof, (i) the Company shall deliver to the Purchaser duly and validly executed certificates representing the Company Shares to be purchased by the Purchaser against payment of the Purchase Price by wire transfer of immediately available funds in lawful money of the United States to an account designated by the Company, and (ii) the Company, the Purchaser and the Parent shall each execute the Related Agreements (as hereinafter defined) to which it is a party.

         2.3 COMPANY BOARD REPRESENTATION. On and after the Closing Date, the Purchaser shall be entitled to designate two (2) persons on the Company Board. The Company shall use its best efforts to promptly, but in no event later than the purchase of and payment for the Shares by the Purchaser pursuant to the Offer, secure the resignations of such number of its incumbent directors as is necessary to enable the designees of the Purchaser to be so elected or appointed to the Company Board, and the Company shall take all action available to the Company to cause such designees of the Purchaser to be elected or appointed at such time to fill the vacancies created by such action. At such time, the Company shall, if requested by the Purchaser, also take all action necessary to cause the persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number which is less than a majority) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such subsidiary board. The provisions of this Section 2.3 are in addition to and shall not limit any rights which the Purchaser or any of its Affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

3.       TENDER OFFER.

3.1      THE OFFER.

                  (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") to purchase 5,440,000 Shares, including the associated rights to purchase shares of the Series A Participating Preferred Stock of the Company (the "Rights") pursuant to the Company Rights Agreement, dated as of March 8, 1999, between the Company and South Alabama Trust Company, Inc., as Rights Agent (the "Rights Agreement"), at a price of $6.25 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Annex A hereto.

                  (b) The obligations of the Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto.

                  (c) The Purchaser expressly reserves the right to modify the terms of the Offer; PROVIDED, HOWEVER, that, without the Company's prior written consent, the Purchaser shall not decrease the Offer Price or decrease the number of Shares sought or impose additional conditions; PROVIDED, FURTHER, that, if on the initial scheduled expiration date of the Offer, which shall be 20 business days after the date that the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time until such time as all such conditions are satisfied or waived, in its sole discretion, extend the expiration date; provided, FURTHER, that the expiration date of the Offer may not be extended beyond September 1, 1999. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by applicable Law (as hereinafter defined) in connection with such increase, in each case without the consent of the Company. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for the Shares validly tendered as promptly as practicable; PROVIDED, HOWEVER, that, if, immediately prior to the initial expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer, in the aggregate with the Company Shares, equal less than 51% of the outstanding Shares on a fully diluted basis, the Purchaser may extend the Offer for a period not to exceed 20 business days, notwithstanding that all other conditions to the Offer are satisfied as of such expiration date of the Offer.

3.2      COMPANY ACTIONS.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has
(i) unanimously determined that each of this Agreement and the Offer are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) unanimously approved, without condition or qualification, this Agreement and the Transactions contemplated hereby, including the Offer and the acquisition of the Shares pursuant to this Agreement and the Offer, for purposes of Section 203 of the DGCL (the "Section 203 Approval"), so that the provisions of Section 203 of the DGCL are not applicable to the transactions provided for, referred to, or contemplated by, this Agreement, (iii) received the opinion of The Robinson Humphrey Company, financial advisor to the Company (the "Financial Advisor"), to the effect that the Offer Price to be received by holders of the Shares pursuant to the Offer is fair to the stockholders of the Company from a financial point of view; and (iv) resolved to unanimously recommend that the stockholders of the Company accept the Offer and tender their Shares thereunder to the Purchaser.

                  (b) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listings or computer files containing the names and addresses of all holders of record of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and such assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents (as hereinafter defined), the Purchaser and its affiliates and associates shall hold in confidence the information contained in any such labels, listings and files and all other information delivered pursuant to this
Section 3.2(b), shall use such information only in connection with the Offer and, if this Agreement shall be terminated, shall deliver to the Company all copies, extracts or summaries of such information in their possession or the possession of their agents.

3.3      SEC DOCUMENTS.

                  (a) On the date the Offer is commenced, the Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 in accordance with the Exchange Act with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Concurrently with the filing of the
Schedule 14D-1 by the Parent and the Purchaser, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9"), which shall, except as otherwise provided herein, contain the recommendation referred to in clause (iv) of Section 3.2(a) hereof. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-1 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company.

                  (b) The Parent and the Purchaser shall take all steps necessary to ensure that the Offer Documents, and the Company shall take all steps necessary to ensure that the Schedule 14D-9, will comply in all material respects with the provisions of applicable federal and state securities Laws. The information provided and to be provided by the Parent, the Purchaser or the Company for use in the Schedule 14D-1, the Offer Documents and the Schedule 14D-9 shall not, on the date first filed with the SEC or first published, sent or provided to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent and the Purchaser shall take all steps necessary to cause the Offer Documents, and the Company shall take all steps necessary to cause the Schedule 14D-9, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal and state securities Laws. Each of the Parent and the Purchaser, on one hand, and the Company, on the other hand, shall promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect. The Purchaser shall take all steps necessary to cause the Offer Documents, and the Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal and state securities Laws. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide the Purchaser and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and each of the Parent and the Purchaser agrees to provide the Company and its counsel with copies of any written comments that the Parent, the Purchaser or their respective counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

3.4      COMPANY BOARD REPRESENTATION; SECTION 14(f).

                  (a) Promptly after (i) the purchase of and payment for any Shares by the Purchaser or any of its Affiliates as a result of which the Purchaser and its Affiliates own beneficially at least a majority of the then outstanding Shares and (ii) compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, whichever shall occur later, the Parent, the Purchaser and the Company shall take all action available and within their respective control so that the number of directors on the Company Board shall be established at nine (9) directors consisting of (A) five (5) persons designated by the Purchaser, (B) Messrs. Edward E. Lucente and James A. Wallace and (C) two
(2) persons not affiliated with the Company, the Purchaser or the Parent. The Company shall use its best efforts to promptly secure the resignations of such number of its incumbent directors as is necessary to enable the designees of the Purchaser to be so elected or appointed to the Company Board. At such time, the Company shall, if requested by the Purchaser, also take all action necessary to cause the persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of
(i) each committee of the Company Board (other than the Audit Committee), (ii) each board of directors (or similar body) of each subsidiary of the Company and
(iii) each committee (or similar body) of each such subsidiary board. The provisions of this Section 3.4(a) are in addition to and shall not limit any rights which the Parent, the Purchaser or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

                  (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 3.4(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (or, at the Purchaser's request, furnishing such information to the Purchaser for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable the Purchaser's designees to be elected to the Company Board. The Purchaser shall supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

                  (c) On and after the purchase of and payment for the Shares by the Purchaser pursuant to the Offer, in the event that the Purchaser and its Affiliates beneficially own less than a majority of the then outstanding Shares, the Purchaser shall be entitled to designate (to the extent not already designated pursuant to Section 2.3 hereof) the greater of (i) two (2) directors on the Company Board or (ii) such number of directors on the Company Board (rounded up to the next whole number which is less than a majority) equal to the product of the total number of directors on the Company Board multiplied by the percentage that the number of Shares beneficially owned by the Purchaser and its Affiliates bears to the total number of Shares then outstanding. The Company shall either (i) use its best efforts to promptly secure the resignations of such number of its incumbent directors as is necessary to enable the designees of the Purchaser to be so elected or appointed to the Company Board or (ii) take such action as is necessary to increase the size of the Company Board by such number of directors, and, in either case, the Company shall take all action available to the Company to cause such designees of the Purchaser to be elected or appointed to fill the vacancies created by such action. At such time, the Company shall, if requested by the Purchaser, also take all action necessary to cause the persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number which is less than a majority) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such subsidiary board. The provisions of this Section 3.4(c) are in addition to and shall not limit any rights which the Purchaser or any of its Affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the disclosure schedule delivered by the Company to the Parent prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to each of the Parent and the Purchaser as follows:

         4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, and has all requisite corporate power and authority to execute and deliver this Agreement and the Loan Agreement and the agreements and instruments contemplated thereby (collectively, the "Related Agreements"), to issue and sell the Shares hereunder, and to carry out the provisions of this Agreement and the Related Agreements. Section 4.1 of the Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed in Section 4.1 of the Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, equity securities of any other corporation, limited partnership or similar entity, and the Company is not a participant in any joint venture, partnership, trust or similar arrangement. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on the business, assets, liabilities, financial condition, operations or prospects of the Company.

         4.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (i) 25,000,000 shares of Common Stock of which, as of the date hereof, 10,708,335 are issued and outstanding and (ii) 500,000 shares of Preferred Stock, no par value, of which
(A) 250,000 shares have been designated Series A Participating Preferred Stock and reserved for issuance upon the exercise of the Rights distributed to the holders of the Common Stock pursuant to the Rights Agreement and (B) none of which are issued and outstanding as of the date hereof. All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) were issued in compliance with all applicable federal and state Laws concerning the issuance of securities and (iv) are free of preemptive rights. As of the date hereof, (i) 1,800,709 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options issued to directors, officers, employees and consultants pursuant to the Stock Option Plans (the "Company Stock Options") and (ii) 200,000 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of warrants (the "Warrants"), consisting of (A) the Warrant to Purchase 100,000 Shares, exercisable until November 7, 1999 at an exercise price of $5.00, issued to Foothill Capital Corporation and (B) the Warrant to Purchase 100,000 Shares, exercisable until December 31, 2001 at an exercise price of $6.50, issued to INK (AL) QRS 12-21, Inc. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports (as hereinafter defined), since October 2, 1998, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, and no Company Stock Options have been granted. Except as set forth on Section
4.2 of the Disclosure Schedule, the execution and delivery of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby will not cause any outstanding Company Stock Options or Warrants to become exercisable. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) except for the Rights Agreement, no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company. Section 4.2 of the Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted of Company Stock Options for each holder thereof.

4.3      AUTHORIZATION; BINDING OBLIGATIONS.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by the Company and constitute valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) The Company Board has, by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly authorized the execution and delivery of this Agreement and the Related Agreements and approved the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the authorization, issuance, sale and delivery of the Company Shares and the Offer, contemplated hereby and thereby and has resolved to deem this Agreement and the Transactions advisable and fair to, and in the best interests of, the Company and its stockholders.

         4.4 SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all required forms, reports and documents with the SEC since September 27, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered to the Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended on or after September 27, 1996; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since September 27, 1996; and (iii) all other reports or registration statements filed by the Company with the SEC since October 2, 1998 (the "Company SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, since October 2, 1998, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries, in accounting principles, methods or policies for financial accounting or Tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         4.5 NO UNDISCLOSED LIABILITIES. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, as of October 2, 1998 (the "Audit Date"), none of the Company or its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted.

         4.6 ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, since the Audit Date, the business of the Company and its subsidiaries has been carried on only in the ordinary and usual course consistent with past practice, none of the Company or its subsidiaries has taken any of the actions described in Sections 6.2 (a) through 6.2(n) or incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which do or which would reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its subsidiaries, which do or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         4.7 SCHEDULE 14D-9; OFFER DOCUMENTS. The Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions or any information supplied by the Company for inclusion in the Offer Documents will not, at the respective times the Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and any other document required to be filed by the Company with the SEC in connection with the Transactions will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied in writing by or on behalf of the Parent or the Purchaser specifically for inclusion therein.

         4.8 CONSENTS AND APPROVALS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and as otherwise set forth in Section 4.8 to the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority in the United States (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the Related Agreements or the consummation by the Company of the transactions contemplated hereby or thereby.

         4.9 NO DEFAULT. Neither the Company nor any of its subsidiaries is in violation of any term of (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any domestic (or to the Knowledge of the Company, foreign) law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("Law") applicable to the Company, its subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to (A) have, individually or in the aggregate, a Material Adverse Effect on the Company or (B) prevent or materially delay the performance of this Agreement and the Related Agreements by the Company. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, (A) the certificate of incorporation, bylaws or other organizational document of the Company (or any of its subsidiaries),
(B) any material agreement, note, bond, mortgage, indenture, contract, lease, Company Permit (as hereinafter defined) or other obligation or right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound or (C) any instrument or Law or (ii) other than pursuant to the Loan Agreement, result in the creation of (or impose any obligation on the Company or any of its subsidiaries to create) any Lien upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any such term, except where any of the foregoing do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         4.10 RIGHTS TO PROPERTY.

                  (a) Section 4.10 of the Disclosure Schedule sets forth all of the real property owned in fee by the Company and its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (i) Liens for Taxes not yet due and payable and general and special assessments not in default and payable without penalty and interest, and (ii) other Liens which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  (b) Section 4.10 of the Disclosure Schedule sets forth all leases, subleases and other agreements (the "Real Property Leases") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore delivered to the Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. All rent and other sums and charges payable by the Company and its subsidiaries as tenants under each Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary or, to the Knowledge of the Company, the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Liens for Taxes not yet due and payable and general and special assessments not in default and payable without penalty and interest, and (ii) other Liens which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof. No party to any such Real Property Leases has given notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries with respect to any breach or default thereunder.

                  (c) Subject only to the Liens (as defined in the Loan Agreement) permitted under Section 4.1(f) of the Loan Agreement, each of the Company and its subsidiaries has good and marketable title to all other properties and assets it purports to own, including those reflected in the most recent consolidated financial statements contained in the Company SEC Reports.

         4.11 LITIGATION. Except as and to the extent disclosed by the Company in the Company SEC Reports or Section 4.11 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) seeks monetary damages in excess of $500,000, seeks equitable relief or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or
(b) as of the date hereof, questions the validity of this Agreement, the Related Agreements or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement or the Related Agreements. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree.

         4.12 COMPLIANCE WITH APPLICABLE LAW. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits. The Company and its subsidiaries are in compliance in all material respects with all Laws applicable to the Company, its subsidiaries or their respective assets or operations. No investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the Company's Knowledge, threatened, nor, to the Company's Knowledge, has any Governmental Entity indicated an intention to conduct the same.

         4.13 EMPLOYEE PLANS.

                  (a) Section 4.13(a) of the Disclosure Schedule sets forth a list of (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements or payroll practices including, without limitation, bonus plans, executive compensation, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance, scholarship programs and directors' benefit, bonus or other incentive compensation, which the Company or any of its subsidiaries maintains, contributes to or has any obligation to or liability for (each an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans"); and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, to which the Company, any of its subsidiaries or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company or any subsidiary under
Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has ever sponsored, maintained, contributed or been obligated to contribute in the last six years (the "Title IV Plans"). Except as separately set forth on Section 4.13(a) of the Disclosure Schedule, none of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans"), nor has the Company, its subsidiaries or any ERISA Affiliate ever been obligated to contribute to a Multiemployer Plan.

                  (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Title IV Plans (other than a Multiemployer Plan) have been made available or delivered to the Parent by the Company: (i) any plans and related trust documents, and amendments thereto; (ii) the three most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the three most recent financial statements and actuarial valuations, if applicable;
(v) summary plan descriptions; (vi) written communications to employees relating to the Employee Benefit Plans; and (vii) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

                  (c) As of the date hereof, (i) all payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the balance sheet on or prior to the Closing Date; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefit) pending or threatened with respect to any Employee Benefit Plan; and
(v) the Company and its subsidiaries have no material liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

                  (d) Except as set forth in Section 4.13(d) of the Disclosure
Schedule:

                           (i) There is no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the respective Title IV Plans. Each of the respective Title IV Plans are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Title IV Plan and the "benefit liabilities" as defined in Section 4001(a)(16) of ERISA of such Title IV Plan using such PBGC assumptions do not exceed the assets of such Title IV Plan.

                           (ii) There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Title IV Plans which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                           (iii) Neither the Company nor any ERISA Affiliate has terminated any Title IV Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Title IV Plans have been paid.

                           (iv) Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the last five years which might be alleged to come within the meaning of Section 4069 of ERISA.

                           (v) The Company and its subsidiaries are not subject to any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

                           (vi) Each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Pension Plan or the exemption of such trust.

                           (vii) None of the Employee Benefit Plans provide for continuing post-employment health or life insurance coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                           (viii) No stock or other security issued by the Company forms or has formed a material part of the assets of any Employee Benefit Plan.

                           (ix) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will by itself or in combination with any other event (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such material benefits.

                           (x) All amendments and actions required to bring the Employee Benefit Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

                           (xi) Any bonding required with respect to the Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                           (xii) Any individual who performs services for the Company (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income tax purposes by the Company is not an employee for such purposes.

         4.14 LABOR MATTERS.

                  (a) Section 4.14 of the Disclosure Schedule sets forth a list of all employment, labor or collective bargaining agreements to which the Company or any subsidiary is party and except as set forth therein, there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries. The Company has heretofore made available to the Parent true and complete copies of (i) the employment agreements listed on Section 4.14 of the Disclosure Schedule and (ii) the labor or collective bargaining agreements listed on Section 4.14 of the Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

                  (b) No employees of the Company or any of its subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification; and, to the Company's Knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's Knowledge, there are no organizing activities involving the Company or any of its subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries.

                  (c) There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries.

                  (d) Except as disclosed in Section 4.11 of the Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

                  (e) The Company and each of its subsidiaries is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes (as defined in Section 4.16).

                  (f) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act ("WARN") and any similar state or local "plant closing" law with respect to Seller Entity within the six (6) months prior to Closing.

         4.15 ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Agreement:

                           (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

                           (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined), as such Laws have been and may be amended or supplemented through the Closing Date;

                           (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

                           (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its subsidiaries; and

                           (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

                  (b) Except as set forth in Section 4.15 of the Disclosure
Schedule:

                           (i) The operations of the Company and its subsidiaries have been and, as of the Closing Date, will be, in material compliance with all Environmental Laws, and the Company is not aware of any facts, circumstances or conditions, which without significant capital expenditures, would prevent material compliance in the future;

                           (ii) The Company and its subsidiaries have obtained and will, as of the Closing Date, maintain all material permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the continued operations of their respective businesses;

                           (iii) The Company and its subsidiaries are not subject to any outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                           (iv) The Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability (real or potential) under any Environmental Law;

                           (v) Neither the Company nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site);

                           (vi) The operations of the Company or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                           (vii) There is not now, nor, to the Company's Knowledge, has there been in the past, on or in any property of the Company or its subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls; and

                           (viii) No judicial or administrative proceedings are pending or, to the Company's Knowledge, threatened against the Company and its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to the Company's Knowledge, threatened against the Company or any of its subsidiaries under Environmental Laws.

                  (c) None of the exceptions set forth on Section 4.15 of the Disclosure Schedule is reasonably likely to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $300,000 individually or in the aggregate.

                  (d) The Company has provided the Parent with copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to the Company or its subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company and its subsidiaries.

         4.16 TAX MATTERS.

                  (a) The Company and each of its subsidiaries, and each affiliated, unitary or combined group (within the meaning of Section 1504 of the Code or comparable provisions of state, local or foreign Tax law) of which the Company or any of its subsidiaries is or has been a member, has timely filed all Tax Returns and reports required to be filed by it. All such Tax Returns are complete and correct in all material respects.

                  (b) The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all Taxes due for the periods covered by such Tax Returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements.

                  (c) The Company and its subsidiaries have complied in all material respects with all applicable Laws with respect to the payment and withholding of Taxes.

                  (d) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice that any taxing authority intends to conduct any audit or proceeding. To the Company's Knowledge, no claim has been made within the past two years by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns to the effect that the Company or any of its subsidiaries is or may be subject to Taxation by that jurisdiction.

                  (e) Neither the Company nor any of its subsidiaries has received any private letter rulings from the IRS or comparable rulings from other taxing authorities.

                  (f) Neither the Company nor any of its subsidiaries has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of domestic or foreign state or local law by reason of a change in accounting methods initiated by Company or any subsidiary, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of domestic or foreign state or local law with respect to the Company or any subsidiary, (C) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any subsidiary.

                  (g) No property owned by Company or any subsidiary (A) is required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(B) is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (C) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code or (D) is subject to Section 168(g)(1)(A) of the Code.

                  (h) There is no contract, plan or arrangement involving the Company or any subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any subsidiary by reason of Section 280G or Section 162(m) of the Code.

                  (i) Except for the group of which the Company is the common parent that files a consolidated federal income Tax Return, neither the Company nor any of its subsidiaries is or was a member of any consolidated, combined or affiliated group of corporations that filed or was required to file a consolidated, combined or unitary Tax Return.

                  (j) Neither Company nor any subsidiary is a party to, bound by, or obligated under, any Tax sharing agreement.

                  (k) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

                  (l) Neither the Company nor any of its subsidiaries is a "United States real property holding company" within the meaning of Section 897 of the Code.

                  (m) The net operating loss carryovers of the Company and its subsidiaries as at the close of their taxable year ended October 2, 1998 for federal income Tax purposes were at least $38 million and, except as a result of the Transactions, were not subject to any limitations or restrictions on their utilization.

                  (n) For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies, duties, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, alternative or add-on minimum, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, and any liability in respect of Taxes imposed by contract, operation of law, assumption, Tax sharing agreement, Tax indemnity agreement, any similar agreement or otherwise. "Tax Returns" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

         4.17 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company nor any of its subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any of its subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's Knowledge, the Company and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

         4.18 MATERIAL CONTRACTS.

                  (a) Section 4.18 of the Disclosure Schedule sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to the Parent true, correct and complete copies of all written or oral contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company) involving an amount in excess of $100,000; (ii) licensing, merchandising or distribution agreements;
(iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets, in excess of $250,000, of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1997; (vi) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (vii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; and (viii) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.1 hereof, the "Material Contracts"). Neither the Company nor any of its subsidiaries is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the Transactions.

                  (b) Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no default under any Material Contract so listed either by the Company or, to the Company's Knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's Knowledge, any other party.

                  (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder.

         4.19 RELATED PARTY TRANSACTIONS. Except for agreements expressly contemplated hereby, agreements between the Company and its employees with respect to the grant of Company Stock Options pursuant to the Stock Option Plans, and agreements listed on the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers or directors or any Affiliate thereof. Except as set forth on the Disclosure Schedule, there are no obligations of the Company to officers, directors, shareholders or employees of the Company, other than (a) for payment of salary for services rendered, (b) for reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other employee benefits (including stock option agreements outstanding under the Stock Option Plans), and (d) pursuant to applicable Law. Except as may be disclosed in the Company SEC Reports, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         4.20 INSURANCE. The insurance policies maintained by the Company or any of its subsidiaries have been issued by insurers, which, to the Company's Knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

         4.21 INTELLECTUAL PROPERTY.

                  (a) Section 4.21 of the Disclosure Schedule sets forth a list of all Intellectual Property of the Company and its subsidiaries.

                  (b) The Company and its subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property used or held for use in connection with the business of the Company and its subsidiaries as currently conducted or as contemplated to be conducted.

                  (c) The use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its subsidiaries acquired the right to use any Intellectual Property.

                  (d) No person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries.

                  (e) Neither the Company nor any of its subsidiaries has received any notice written or otherwise of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its subsidiaries.

                  (f) No Intellectual Property owned and/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                  (g) For purposes of this Agreement, "Intellectual Property" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (iii) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (v) all mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vi) all computer software (including data and related documentation); (vii) any similar intellectual property or proprietary rights; and (viii) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

         4.22 YEAR 2000.

                  (a) All of the Computer Programs (as hereinafter defined), computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company or by any of its subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  (b) All of the products and services sold, licensed, rendered or otherwise provided after December 31, 1993 by the Company or by any of its subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data and will not produce incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and neither the Company nor any of its subsidiaries is or will be subject to claims or liabilities arising from their failure to do so.

                  (c) Neither the Company nor any of its subsidiaries has made other representations or warranties regarding the ability of any product or service sold, licensed, rendered or otherwise provided by the Company or by any of its subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data and to produce correct results when processing, providing and/or receiving
(i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  (d) For the purposes of this Agreement, "Computer Programs" means (i) any and all computer software programs, including all source and object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) billing, reporting, and other management information systems; (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (v) all content contained on any Internet site(s); and
(vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

         4.23 CUSTOMERS AND SUPPLIERS. Section 4.23 of the Disclosure Schedule sets forth a list of the twenty (20) largest customers and the ten (10) largest suppliers of the Company, as measured by the dollar amount of purchases thereby or therefrom, during the fiscal year ended October 2, 1998, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during such period. The Company has not received notice (oral or written) from any such customer or supplier that (i) the Company is no longer in good standing with such customer or supplier or (ii) that such customer or supplier plans to materially reduce the volume of its business with the Company.

         4.24 OPINION OF FINANCIAL ADVISOR. The Financial Advisor has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Offer Price to be received by holders of the Shares pursuant to the Offer is fair to the stockholders of the Company from a financial point of view, and such opinion has not been withdrawn or modified. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Offer Documents and the Schedule 14D-9, so long as such inclusion is in form and substance reasonably satisfactory to the Financial Advisor and its counsel.

         4.25 BROKERS. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to the Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the Transactions based upon arrangements made by and on behalf of the Company or any of its Affiliates.

         4.26 PRODUCT LIABILITY; PRODUCT WARRANTY. All products and services sold, rented, leased, provided or delivered by the Company or its subsidiaries to customers on or prior to the Closing Date conform or will conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and, to the Knowledge of the Company, the Company has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. Except as set forth on Section 4.26 of the Disclosure Schedule, no product or service sold, leased, rented, provided or delivered by the Company to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease (which standard terms and conditions have been disclosed to the Parent in Section 4.26 of the Disclosure Schedule). Except as set forth on Section 4.26 of the Disclosure Schedule, the Company has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company which might give rise to any liability) arising out of any injury to a person or property as a result of the ownership, possession, provision or use of any equipment, product or service sold, rented, leased, provided or delivered by the Company on or prior to the Closing Date. All product liability claims that have been asserted against the Company since January 1, 1992, and that individually seek damages in excess of $100,000, whether covered by insurance or not and whether litigation has resulted or not, are listed and summarized on Section 4.26 of the Disclosure Schedule.

         4.27 TAKEOVER STATUTE; CERTIFICATE OF INCORPORATION. The Company has taken all actions required to be taken by it in order to exempt this Agreement, the Related Agreements, the Offer, the acquisition of Shares pursuant to this Agreement and the Offer and the transactions contemplated hereby and thereby from, and this Agreement, the Related Agreements, the Offer, the acquisition of Shares pursuant to this Agreement and the Offer and the transactions contemplated hereby and thereby (the "Covered Transactions") are exempt from (i) the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws and regulations of any state (collectively, "Takeover Statutes"), including, without limitation, Section 203 of the DGCL, or any (ii) antitakeover provision in the Company's certificate of incorporation and bylaws, including
Article 10 thereof. The provisions of Section 203 of the DGCL do not apply to the Covered Transactions.

         4.28 AMENDMENT TO THE RIGHTS AGREEMENT. The Company Board has taken all necessary action (including any amendment thereof) under the Rights Agreement so that (a) neither the execution or delivery of this Agreement or the Related Agreements nor any other transaction contemplated hereby or thereby, including the making of the Offer or the purchase of the Shares pursuant thereto, will cause (i) the Rights to become exercisable under the Rights Agreement, (ii) the Parent or the Purchaser to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or (iii) the "Stock Acquisition Date" (as defined in the Rights Agreement) to occur upon any such event and (b) the Parent, the Purchaser and their Affiliates will be excluded from the definition of Acquiring Person under the Rights Agreement for purposes of the Transactions. The Company has provided the Parent with an executed copy of the Rights Agreement, and any amendments thereto, substantially in form and substance satisfactory to the Parent.

         4.29 OFFERING OF COMPANY SHARES. Assuming the accuracy of the representations and warranties of the Parent and the Purchaser contained in
Section 5.5, the issuance, offer and sale of the Company Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Company Shares to any person or persons so as to bring the sale of such Company Shares by the Company within the registration provisions of the Securities Act.

         4.30 NO MISREPRESENTATION. No representation or warranty of the Company, contained herein or in any certificate or document delivered pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.

         The Parent and the Purchaser hereby represent and warrant to the Company as follows:

         5.1 ORGANIZATION. Each of the Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by the Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

         5.2 AUTHORIZATION; BINDING OBLIGATION. Each of the Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by each of the Parent and the Purchaser and constitute valid, legal and binding agreements of each of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3 OFFER DOCUMENTS. The Offer Documents and any other documents to be filed by the Parent and the Purchaser with the SEC or any other Government Entity in connection with the Offer and the other transactions will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of filing with the SEC, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Parent nor the Purchaser makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

         5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by the Parent or the Purchaser of this Agreement or the Related Agreements or the consummation by the Parent or the Purchaser of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent. Neither the execution, delivery and performance of this Agreement and the Related Agreements by the Parent or the Purchaser nor the consummation by the Parent or the Purchaser of the transactions contemplated hereby or thereby will
(i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of the Parent or the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Parent or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to the Parent or the Purchaser, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

         5.5 INVESTMENT REPRESENTATIONS. The Purchaser is purchasing the Company Shares for its own account and not with a view to the distribution thereof. The Purchaser understands that the Company Shares have not been registered under Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

         5.6 FINANCING. The Parent and the Purchaser have sufficient financial capacity to consummate the purchase of the Company Shares, the Offer, the Loan and other transactions contemplated by this Agreement and the Related Agreements.

6.       COVENANTS.

         6.1 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Company Shares hereunder solely for the acquisition of QMS Europe B.V. and QMS Australia Pty. Ltd. and the payment in full of all obligations outstanding under the Foothill Credit Facility (as defined in the Loan Agreement) and any expenses incurred in connection therewith and with this Agreement and the Related Agreements; PROVIDED, HOWEVER, that the Company shall not be required to pay in full all obligations outstanding under the Foothill Credit Facility in the event the Foothill Credit Facility has become a Permitted Credit Facility (as defined in the Loan Agreement) within 60 days after the Closing Date.

         6.2 CONDUCT OF BUSINESS. From and after the date hereof (unless the Purchaser has given its prior written consent) and until the expiration date of the Offer, as it may be extended pursuant to Section 3.1 (the "Expiration Date"), except as contemplated by this Agreement or the Related Agreements, the Company shall, and shall cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in the Disclosure Schedule, prior to the Expiration Date, neither the Company nor any of its subsidiaries shall, without the prior written consent of the Purchaser:

                  (a) amend its certificate of incorporation or bylaws (or other similar governing instrument) or amend, modify or terminate the Rights Agreement (other than as contemplated by Section 4.27);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to outstanding Company Stock Options;

                  (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

                  (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

                  (f) except as permitted under the Loan Agreement, (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units) or take any action to accelerate the vesting of any Company Stock Options;

                  (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

                  (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

                  (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                  (k) except for the acquisition of QMS Europe B.V. and QMS Australia Pty. Ltd. pursuant to Section 6.1, (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any license or cross license, joint development or other agreements with respect to any Intellectual Property of the Company; (iii) enter into any agreement for the purchase of engines for printer products; (iv) enter into or amend in any material respect any other contract or agreement, other than in the ordinary and usual course of business consistent with past practice; (v) authorize any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000; or (vi) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (l) settle or compromise any Tax liability material to the Company and its subsidiaries taken as a whole or, except as may be required by law, make or revoke any Tax election or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

                  (m) other than as permitted under this Agreement and the Related Agreements, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                  (n) settle or compromise any pending or threatened suit, action or claim relating to the Transactions; or

                  (o) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 6.2(a) through 6.2(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

         6.3 ACCESS TO INFORMATION.

                  (a) From and after the date hereof and until the Expiration Date, the Company shall give the Parent, the Purchaser and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, shall permit the Parent to make such inspections as the Parent may reasonably require and shall cause the Company's officers and those of its subsidiaries to furnish the Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as the Parent may from time to time reasonably request, provided that no investigation pursuant to this Section 6.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

                  (b) During the period from and after the date hereof until such time as the Purchaser and its Affiliates hold less than 14% of the Shares then outstanding, the Company shall furnish to the Parent or the Purchaser (i) such monthly financial statements and data as are regularly prepared for distribution to Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause (ii)) shall be in accordance with the books and records of the Company.

         6.4 NO SOLICITATION.

                  (a) From and after the date hereof until the Expiration Date and except as expressly permitted by the following provisions of this Section 6.4, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Section 6.4(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Board, after consultation with and based upon consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company and its stockholders under applicable Law, (B) the Company Board determines in good faith that such Acquisition Proposal (which shall not be subject to any financing condition), if accepted, is reasonably likely to be consummated, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with its Financial Advisor and after taking into account the strategic benefits to be derived from the Offer, would, if consummated, result in a transaction more favorable to the Company and its stockholders from a financial point of view than the Offer (any such more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"), and (C) prior to taking such action, the Company (x) provides reasonable notice to the Parent to the effect that it is taking such action and
(y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those among the Parent, the Purchaser and the Company. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify the Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide the Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform the Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give the Parent a copy of any information delivered to such person which has not previously been reviewed by the Parent. Immediately after the execution and delivery of this Agreement, the Company shall, and shall cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Company Board no longer seeks the making of any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.4(a).

                  (b) The Company Board shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, its approval or recommendation of the Offer unless the Company Board after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with the fiduciary duties to the Company and its stockholders under applicable Law; PROVIDED, HOWEVER, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Offer) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal and unless it shall have first consulted with independent legal counsel, and have determined, based upon such advice, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders. Nothing contained in this Section 6.4(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Company Board, based on the advice of independent legal counsel, is required under applicable Law; PROVIDED, HOWEVER, that except as otherwise permitted in this Section 6.4(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section
6.4 shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.4 shall (i) permit the Company to terminate this Agreement or
(ii) affect any other obligations of the Company under this Agreement.

         6.5 CERTIFICATE OF INCORPORATION. The Company Board shall take all necessary action under the Certificate of Incorporation of the Company so that
(i) the Parent, the Purchaser and their Affiliates shall be excluded from the definition of "Interested Stockholder" under Article 10 of the Certificate of Incorporation or (ii) any "Business Combination" (as defined in such Article 10) between the Company and the Parent or the Purchaser shall be approved by the requisite action of the Company Board.

         6.6 COMPANY NAME. Upon the acquisition by the Purchaser and its Affiliates of at least a majority of the outstanding Shares, the Company shall take all action available to the Company, including submitting a proposal at a meeting of stockholders, to change the name of the Company to a name which shall include the word "Minolta" and be reasonably acceptable to the Purchaser.

         6.7 INTEGRATION COMMITTEE. The Company and the Parent shall agree to establish a committee (the "Integration Committee") on or prior to the acquisition by the Purchaser and/or its Affiliates of the Shares pursuant to the Offer and maintain the Integration Committee after such acquisition until such time as the Purchaser and its Affiliates hold less than a majority of the Shares then outstanding. The Company and the Parent shall, through the Integration Committee, use commercially reasonable best efforts to integrate the Company's and the Parent's printer related operations.

         6.8 STRATEGIC MEETINGS. From and after the acquisition by the Purchaser and/or its Affiliates of the Shares pursuant to the Offer until such time as the Purchaser and its Affiliates hold less than a majority of the Shares then outstanding, representatives of the Company shall meet from time to time, but no less than four (4) times per year, with representatives of the Parent to review corporate strategies, improvement of operations and such other matters relating to the business of the Company as the Parent and the Company shall reasonably determine.

         6.9 GOVERNANCE. During the period from and after the Closing Date until such time as the Purchaser and its Affiliates hold less than 35% of the Shares then outstanding, the Company Board, without the approval of a majority of the Company Board, including a majority of the directors designated by the Purchaser, shall not authorize or approve:

                  (a) any annual or quarterly operating or capital budget or business plan, or any material amendment or modification thereto;

                  (b) any change in the Company's principal line of business, entry into a new line of business or any change in the Company's corporate strategy; or

                  (c) the election, appointment or employment of any officer of the Company.

         6.10 INDEMNIFICATION OF DIRECTORS. The Company shall indemnify any director designated by the Purchaser to the full extent permitted by the DGCL. The Company shall maintain in effect directors and officers liability insurance for the benefit of the directors and officers of the Company, including, without limitation, any directors designated by the Purchaser.

         6.11 CROSS LICENSE AGREEMENTS. The Company and the Parent shall, through the Integration Committee, negotiate in good faith and use commercially reasonable best efforts to enter into cross license agreements, on terms satisfactory to each party and to the extent authorized by a third party licensor, on a worldwide basis without charge, with respect to certain Intellectual Property of each party. Such Intellectual Property shall include, without limitation, trademarks, copyrights and proprietary technology with respect to, in the case of the Company, the source code of page description languages and, in the case of the Parent, engine video interface, image enhancement, color calibration used in laser beam printers and the know-how regarding multi-function products.

         6.12 ENGINE SALES AND PURCHASE AGREEMENT. On or prior to the acquisition by the Purchaser and/or its Affiliates of the Shares pursuant to the Offer, the Company and the Parent shall, through the Integration Committee, negotiate in good faith and use commercially reasonable best efforts to enter into a sales and purchase agreement, on terms satisfactory to each party, in which agreement the Company shall (i) designate the Parent as the primary provider of engines to the Company and (ii) set forth terms and conditions with respect to the selection and purchase by the Company of engines manufactured by the Parent.

         6.13 EMPLOYMENT AGREEMENTS. On or prior to the acquisition by the Purchaser and/or its Affiliates of the Shares pursuant to the Offer, the Company shall use commercially reasonable best efforts to enter into employment agreements on terms satisfactory to the

Purchaser with each of Edward E. Lucente, to serve as President and Chief Executive Officer, and James A. Wallace, to serve as Vice President and Chief Financial Officer.

         6.14 REGISTRATION RIGHTS. If immediately following the Offer, the Purchaser and its Affiliates hold less than a majority of the outstanding Shares, the Company, the Purchaser and the Parent shall negotiate and execute a registration rights agreement for the Company Shares on the terms and conditions set forth on Exhibit A hereto.

7.       CONDITIONS TO CLOSING.

         7.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  (b) CONSENTS, PERMITS AND WAIVERS. The Company shall have obtained any and all material consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the Related Agreements.

                  (c) CERTIFICATES. The Company shall have delivered to the Parent (i) a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a) and (b) of this Section 7.1 have been satisfied and (ii) a copy of the Company's certificate of incorporation and by-laws, certified by the Secretary or Assistant Secretary of the Company as true and correct and as to their continuing effect as of the date of the Closing.

                  (d) ACQUISITION OF QMS EUROPE B.V. AND QMS AUSTRALIA PTY. LTD. On or prior to the Closing, the Company shall have acquired 100% of the outstanding shares of the capital stock of QMS Europe B.V. and QMS Australia Pty. Ltd. pursuant to the Share Purchase Agreement, dated May 17, 1999, among the Company, Alto Imaging Group N.V. and Jalak Investments B.V.

                  (e) RELATED AGREEMENTS. The Parent shall have received the Related Agreements, in form and substance satisfactory to the Parent, duly executed by the Company.

                  (f) FOOTHILL CREDIT FACILITY. The Foothill Credit Facility shall have been amended to authorize (or Foothill Capital Corporation shall otherwise have consented in writing to) the transactions contemplated in this Agreement and the Related Agreements.

                  (g) LISTING ON NYSE. The Company Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance unless the failure to be so approved was due to any action or inaction on the part of the Parent or the Purchaser.

                  (h) LEGAL OPINION. The Parent and the Purchaser shall have received from Hand Arendall, LLC an opinion addressed to the Parent and the Purchaser, dated as of the Closing Date, in form and substance reasonably satisfactory to the Parent, substantially in the form attached hereto as Exhibit B.

                  (i) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Parent and its counsel, and the Parent and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Parent and the Purchaser in Section 5 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Each of the Parent and the Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by each of the Parent and the Purchaser on or before the Closing.

                  (c) COMPLIANCE CERTIFICATE. The Purchaser shall have delivered to the Company a Compliance Certificate, executed by an officer of the Purchaser, dated the date of the Closing, to the effect that the conditions specified in subsections (a) and (b) of this Section 7.2 have been satisfied.

                  (d) CONSENTS, PERMITS AND WAIVERS. The Parent and the Purchaser shall have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the Related Agreements.

                  (e) LEGAL OPINION. The Company shall have received from Weil, Gotshal & Manges LLP an opinion addressed to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially in the form attached hereto as Exhibit C.

8.       INDEMNIFICATION.

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing hereof. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the Transactions shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations and warranties of the Company shall terminate on the date 18 months after the date hereof, except with respect to any representation and warranty with respect to which the Parent or the Purchaser has furnished a written claim of breach to the Company prior to such termination date, in which event such representation and warranty shall survive in effect until such claim is resolved.

         8.2 INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Parent and the Purchaser and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind, including, without limitation, those arising from third-party claims (collectively, "Losses"), which may be imposed upon, incurred by or asserted against the Indemnified Parties based upon, attributable to or resulting from (i) the failure of any representation or warranty of the Company, contained herein or in any certificate or document delivered pursuant hereto, to be true and correct in all respects as of the date made or (ii) the breach of any covenant or other agreement on the part of the Company under this Agreement; PROVIDED, HOWEVER, that (i) the Company shall not have any liability under this Section 8.2 unless and until the aggregate amount of the Losses finally determined to arise thereunder exceeds $300,000 and (ii) the aggregate amount that the Indemnified Parties shall be entitled to recover hereunder shall be limited to $12,247,500.

         8.3 INDEMNIFICATION PROCEDURES.

                  (a) The Indemnified Parties may make a claim for indemnification under Section 8.2 not involving a claim or action by a third party, by giving written notice of the assertion of such claim covered by this indemnity to the Company. In the event that any Legal Proceedings shall be instituted by any third party or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section
8.2 (a "Third-Party Claim"), the Parent shall reasonably promptly cause written notice of the assertion of such Third-Party Claim of which it has knowledge to be forwarded to the Company. The Company shall have the right, at its sole option and expense, to be represented by counsel of its choice (as approved by the independent directors of the Company) and to defend against, negotiate, settle or otherwise deal with any Third-Party Claim (as approved by the independent directors of the Company). If the Company elects to defend against, negotiate, settle or otherwise deal with any Third-Party Claim, the Company's choice of counsel must be reasonably satisfactory to the Parent, and the Company shall within five (5) days of such notice (or sooner, if the nature of the Third-Party Claim so requires) notify the Parent of its intent to do so. If the Company elects not to defend against, negotiate, settle or otherwise deal with any Third-Party Claim, fails to notify the Parent of its election as herein provided or contests its obligation to indemnify the Parent or the Purchaser for such Losses under this Agreement, the Parent may defend against, negotiate, settle or otherwise deal, with such Third-Party Claim. If the Parent defends any Third-Party Claim, then the Company shall reimburse the Parent for the expenses of defending such Third-Party Claim with respect to which it is entitled to be indemnified hereunder, together with interest accrued on such expenses at the rate of eight percent (8%) per annum, commencing from the date such expenses are paid by the Parent through to the date such expenses are reimbursed by the Company (the "Accrued Interest"). If the Company shall assume the defense of any Third-Party Claim, the Parent may participate, at its own expense, in the defense of such Third-Party Claim; PROVIDED, HOWEVER, that the Parent shall be entitled to participate in any such defense with separate counsel at the expense of the Company (as provided above) if (i) so requested by the Company to participate or (ii) in the reasonable opinion of counsel to the Parent, a conflict or potential conflict exists between the Parent and the Company that would make such separate representation advisable. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Third-Party Claim, including, without limitation, by providing reasonable access (with any out-of-pocket costs to be borne by the Company) to the books, records, employees and agents of the Company and its subsidiaries.

                  (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement (which is approved by the independent directors of the Company) shall have been consummated, or the Parent and the Company (as approved by the independent directors of the Company) shall have arrived at a mutually binding agreement with respect to a claim for indemnification under Section 8.2, including, without limitation, any Third-Party Claim, the Parent shall forward to the Company notice (the "Resolution Notice") of any sums due and owing by the Company pursuant to this Agreement with respect to such matter, including, without limitation, all expenses and Accrued Interest related to such Losses (the "Indemnified Amount") and the Company shall be required to pay the Indemnified Amount to the Parent or the Purchaser by wire transfer of immediately available funds within ten (10) business days after the date of such notice.

                  (c) The failure of the Parent to give reasonably prompt notice of any Third-Party Claim shall not release, waive or otherwise affect the Company's obligations with respect thereto except to the extent that the Company can demonstrate actual loss and prejudice as a result of such failure.

9.       MISCELLANEOUS.

         9.1 DEFINITIONS. Capitalized terms not defined herein and defined in the Related Agreements shall have the meanings herein as therein defined. As used in this Agreement, the following terms shall have the following respective meanings:

                  "AFFILIATE" of a Person means (i) any Person who directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such other Person, (ii) a Person owning or controlling a majority of the outstanding voting securities or other voting interest of such Person, (iii) any trust or beneficiary of a trust of which such Person is the sole trustee and (iv) any lineal descendants, ancestors, spouse or former spouses of such Person (as part of a marital dissolution) (or any trust for the benefit of such Person). For the purpose of this definition, the terms "CONTROL," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH," with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "ACQUISITION PROPOSAL" means any bona fide proposal or offer by a person other than the Parent, the Purchaser and their respective Affiliates to acquire beneficial ownership (as defined in Section 13(d) of the Exchange
Act) of all or a material portion of the Company's assets on a consolidated basis or 25% or more of the outstanding Shares of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock or assets, tender offer, exchange offer or similar transaction with respect to the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY STOCK OPTION" means each then outstanding option to purchase any shares of capital stock of the Company.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles utilized in the United States, as set forth in the Statement on Auditing Standards No. 69 entitled "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditors Report" promulgated by the American Institute of Certified Public Accountants (or any successor statement or amendment thereto) in effect on the date hereof unless otherwise specified herein as in effect on another date or dates.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "KNOWLEDGE OF THE COMPANY" or "THE COMPANY'S KNOWLEDGE" means the actual knowledge after due inquiry of any relevant personnel at the Company.

                  "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  "MATERIAL ADVERSE EFFECT" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), results of operations or prospects of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the Transactions.

                  "OFFER" is defined in the recitals to this Agreement.

                  "PERSON" means any individual, partnership, joint-stock company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SHARES" means shares of the Common Stock, par value $0.01 per share, of the Company.

                  "STOCK OPTION PLANS" means the 1987 Stock Option Plan, the 1997 Stock Incentive Plan and the Stock Option Plan for Directors, as such Plans may be amended and modified from time to time.

                  "TRANSACTIONS" means the transactions contemplated by this Agreement, including the purchase of the Company Shares and the Offer.

         9.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware.

         9.3 JURISDICTION; SERVICE OF PROCESS. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the Transactions, and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action, or proceeding related thereto may be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by the other party hereto in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.9. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY THE COMPANY, THE PURCHASER OR THE PARENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS.

         9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that the Parent and the Purchaser may assign this Agreement or any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Parent's and the Purchaser's right to seek indemnification hereunder) to any direct or indirect wholly owned subsidiary of the Parent, but no such assignment shall relieve the Parent or the Purchaser of their respective obligations hereunder. Upon any such permitted assignment, the references in this Agreement to the Parent or the Purchaser, as the case may be, shall also apply to any such assignee unless the context otherwise requires.

         9.5 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and, except for the parties' agreement regarding the confidentiality of information exchanged by the parties, supersedes any and all prior agreements, understandings and promises between the parties with respect to the subject matter hereof, including, without limitation, the Letter of Intent.

         9.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.7 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of the parties hereto.

         9.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to one party, upon any breach, default or noncompliance by the other party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part or the Parent or the Purchaser of any breach, default or noncompliance under this Agreement or the Related Agreements or any waiver on such party's part of any provisions or conditions of this Agreement or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements or the Company's By-Laws or otherwise afforded to any party, shall be cumulative and not alternative.

         9.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

                  If to the Company, to:

                           QMS, Inc.
                           One Magnum Pass
                           Mobile, AL  36618
                           Attn:    Edward E. Lucente
                           Fax:     334-633-0020

                  with a copy to:

                           Hand Arendall, LLC
                           AmSouth Bank Building, Suite 3000
                           Mobile, AL  36601
                           Attn:     Gregory R. Jones, Esq.
                           Fax:      334-694-6375

                  If to the Parent or the Purchaser, to:

                           Minolta Co., Ltd.
                           3-13, 2-Chome, Azuchi-Machi, Chuo-Ku
                           Osaka 541-8556, Japan
                           Attn:    Shoei Yamana
                                    Manager, Corporate Strategy Division
                           Fax:     81-6-6263-3788

                  with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue,
                           New York, NY  10153
                           Attn:    Stephen M. Besen, Esq,
                           Fax:     212-310-8715

         9.10 EXPENSES.

                  (a) Each party hereto shall pay all of its respective costs and expenses, including, without limitation, legal, accounting and all other similarly related costs, incurred with respect to the negotiation, execution and delivery of this Agreement and the Related Agreements.

                  (b) If (i) the Company Board accepts a Superior Proposal, (ii) the Company breaches or fails to perform or comply with any of the terms of
Section 6.4 or (iii) any of the events set forth in clause (f) of Annex A hereto occurs and, in any case, the Purchaser fails to purchase Shares pursuant to the Offer, the Company shall pay, or cause to be paid to the Parent, or the Purchaser, at the time of such event, an amount equal to $1,000,000 (the "Break-up Fee") plus an amount equal to the Parent's and the Purchaser's actual and reasonably documented out-of-pocket expenses incurred by Parent or the Purchaser in connection with the Offer, this Agreement and the consummation of the Transactions, including, without limitation, the fees (other than any break-up, success or other contingent fee) and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel incurred in connection with acting as the Parent's and the Purchaser's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions up to an aggregate of $1,000,000 (the "Expenses"). In addition, if (i) the Purchaser terminates the Offer without the Purchaser purchasing any Shares thereunder,
(ii) at or prior to the time of such termination of the Offer, a person has made an Acquisition Proposal and, (iii) within 12 months after such termination of the Offer, the Company announces its intention to enter into an agreement with respect to an Acquisition Proposal or enters into an agreement with respect to an Acquisition Proposal, then the Company shall pay the Break-up Fee and the Expenses concurrently with such announcement or the execution of such agreement; PROVIDED, HOWEVER, that the Company shall not be required to pay the Expenses unless such Acquisition Proposal is a Superior Proposal. Any payments required to be made pursuant to this Section 9.10(b) shall be made by wire transfer of same day funds to an account designated by Parent.

                  (c) The Company acknowledges that the agreements contained in this Section 9.10 are an integral part of the Transactions, and that, without these agreements, the

Company, the Parent and the Purchaser would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 9.10, and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 9.10, the Company shall pay to the Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount owed at the prime rate of Citibank, N.A. in effect from time to time during such period plus two percent, commencing from the date such amount became due through the date such amount is paid by the Company.

         9.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.13 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         9.14 CURRENCY. Unless otherwise provided herein, all currency amounts set forth herein shall be in United States Dollars.

         9.15 PUBLICITY. Except as may be required by applicable Law or by obligations pursuant to any listing agreement with the New York Stock Exchange, none of the Parent, the Purchaser or the Company shall issue any press release or make any public disclosure regarding the Transactions unless such press release or public disclosure is approved by the other party in advance.

         9.16 CONFIDENTIALITY. Each party agrees not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its right or duties hereunder) any Confidential Information of the other party obtained prior to the Expiration Date in connection with the Transactions, this Agreement and the Related Agreements for a period of five (5) years after the receiving party's receipt of such confidential information. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries or consultants during such period.









                      THIS SPACE INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date set forth in the first paragraph hereof.



                                    COMPANY:

                                    QMS, INC.



                                    By: /S/ EDWARD E. LUCENTE
                                        ----------------------------------------
                                             Name: Edward E. Lucente
                                             Title: Chairman and President


                                   PURCHASER:

                                   MINOLTA INVESTMENTS COMPANY



                                   By: /S/ ALLEN A. HANS
                                        ----------------------------------------
                                            Name: Allen A. Hans
                                            Title: Vice President and Secretary


                                     PARENT:

                                     MINOLTA CO., LTD.



                                     By: /S/ HIROSHI FUJII
                                        ----------------------------------------
                                              Name: Hiroshi Fujii
                                              Title: Director













                            STOCK PURCHASE AGREEMENT

                                     ANNEX A

                             CONDITIONS TO THE OFFER

                  Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement of which this Annex A is a part. Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and, subject to the terms of the Stock Purchase Agreement, may amend the Offer or terminate the Offer and not accept for payment any tendered Shares, if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which, when added to the Shares, if any, beneficially owned by the Purchaser and its Affiliates, would constitute at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act has not expired or been terminated prior to the expiration of the Offer, and/or (iii) at any time on or after the date of the Stock Purchase Agreement and prior to the Expiration Date, any of the following events shall occur:

                  (a) there shall be threatened or pending any suit, action or proceeding (i) seeking to prohibit or impose any material limitations on the Purchaser's ownership or operation (or that of any of its Affiliates) of all or a material portion of their or the Company's businesses or assets, (ii) seeking to compel the Purchaser or its Affiliates to dispose of or hold separate any material portion of the business or assets of the Company, the Parent or the Purchaser and their respective subsidiaries, in each case taken as a whole,
(iii) challenging the acquisition by the Purchaser of any Shares pursuant to the Offer, (iv) seeking to restrain or prohibit the making or consummation of the Offer or the performance of any of the other Transactions, (v) seeking to obtain from the Company any damages that would be reasonably likely to have a Material Adverse Effect on the Company, (vi) seeking to impose material limitations on the ability of the Purchaser, or rendering the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer,
(vii) seeking to impose material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (viii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or, as a result of the Transactions, the Parent or the Purchaser; or

                  (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer, or any other action shall be taken by any Governmental Entity, other than the application to the Offer of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (viii) of paragraph (a) above; or

                  (c) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange, the Tokyo Stock Exchange or in the Nasdaq National Market System, for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Japan (whether or not mandatory), (3) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or Japan or, in the case of any such circumstance in existence on the date hereof, any material deterioration of the situation, (4) any limitation or proposed limitation (whether or not mandatory) by any United States or Japanese governmental authority or agency that has a Material Adverse Effect generally on the extension of credit by banks or other financial institutions, (5) any change in general financial bank or capital market conditions which has a Material Adverse Effect on the ability of financial institutions in the United States or Japan to extend credit or syndicate loans, (6) any decline in either the Dow Jones Industrial Average, the Nikkei Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on the date of this Agreement or (7) in the case of any of the situations in clauses (1) through (6) inclusive, existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

                  (d) the representations and warranties of the Company set forth in the Stock Purchase Agreement shall not be true and accurate in all material respects as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) or the Company shall have breached or failed to perform or comply in all material respects with any obligation, agreement or covenant required by the Stock Purchase Agreement to be performed or complied with by it; or

                  (e) there shall have occurred any events or changes which have had or which are reasonably likely to have or constitute, individually or in the aggregate, a Material Adverse Effect on the Company; or

                  (f) the Company Board (i) shall have withdrawn, or modified or changed in a manner adverse to the Parent or the Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Offer, (ii) shall have recommended an Acquisition Proposal, (iii) shall have adopted any resolution to effect any of the foregoing, or (iv) upon request of the Parent or the Purchaser, shall fail to reaffirm its approval or recommendation of the Offer; or

                  (g) any Person or "group" (as defined in Section 13(d)(5) of the Exchange Act), other than the Parent, the Purchaser or their respective Affiliates or any group of which any of them is a member, shall have acquired or announced its intention to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Shares; which in the sole good faith judgment of the Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by the Purchaser, other than a breach of this Agreement or the Related Agreements) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payments for Shares.

                  The foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be waived by the Parent or the Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of the Parent or the Purchaser. The failure by the Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.